UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:     February 28, 2005

ASSURANT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31978	39-1126612

(State or Other Jurisdiction	(Commission file	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

One Chase Manhattan Plaza, 41st Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 859-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Section 8 — Other Events

Item 8.01 Other Events.

On March 2, 2005 J. Kerry Clayton, the President and Chief Executive Officer of Assurant, Inc. (the “Company”), exercised 361,395 previously granted stock appreciation rights with a strike price of $22.00 and a market price of $34.97 per share. Mr. Clayton used a portion of the proceeds to purchase 33,000 shares of the Company’s common stock on the open market on March 2, 2005.

In addition, a portion of the proceeds have been deposited to fund a Rule 10b5-1 purchase plan dated February 28, 2005, entered into between Mr. Clayton and Morgan Stanley & Co. Incorporated. The purchase plan calls for the orderly purchase of up to approximately $1.19 million worth of shares of the Company’s common stock commencing on March 15, 2005, subject to certain conditions. The plan provides for the purchase of 1,000 shares each week for the duration of the plan. Mr. Clayton’s purchase plan will expire on December 31, 2005, unless terminated earlier in accordance with its terms.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Dated: March 3, 2005	By:	/S/ Douglas R. Lowe

	Name:	Douglas R. Lowe
	Title:	Vice President and Corporate Counsel

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